UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 30, 2012

MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-6627	25-0927646
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania		15108
(Address of Principal Executive Offices)		(Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Michael Baker Corporation (“Michael Baker”) held its annual meeting of shareholders (the “Annual Meeting”) on May 30, 2012. The shareholders considered three proposals, each of which is described in Michael Baker’s definitive proxy statement dated April 20, 2012 and filed with the Securities and Exchange Commission. Results of votes with respect to the proposals submitted at the Annual Meeting are set forth below.

Proposal 1. Election of nine directors to Michael Baker’s Board of Directors to serve a new term ending in 2013:

	FOR	WITHHELD	BROKER NON- VOTES
Robert N. Bontempo, Ph.D.	7,519,310	493,172	800,719
Nicholas P. Constantakis, C.P.A.	6,562,862	1,449,620	800,719
David L. DeNinno	7,578,828	433,654	800,719
General (Ret.) Robert H. Foglesong	7,568,107	444,375	800,719
Mark E. Kaplan, C.P.A.	7,616,119	396,363	800,719
Bradley L. Mallory	7,692,860	319,622	800,719
Pamela S. Pierce	6,755,942	1,256,540	800,719
Richard L. Shaw	6,600,083	1,412,399	800,719
David N. Wormley, Ph.D.	7,660,921	351,561	800,719

As more fully described in the Proxy Statement, the nine director nominees who receive the greatest number of affirmative votes cast will be elected to fill the open seats on the Board of Directors. As a result of the shareholder vote, all of the foregoing candidates were elected to serve terms ending in 2012.

Proposal 2. Approval of an advisory resolution on Michael Baker’s 2011 named executive officer compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,218,602	475,506	318,374	800,719

The foregoing proposal was approved.

Proposal 3. Ratification of the selection of Deloitte & Touche LLP as Michael Baker’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,622,709	160,309	30,183	0

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Michael Baker has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
H. James McKnight Executive Vice President, Chief Legal Officer and Secretary

Date: June 1, 2012